SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.  20549





                        FGIC SECURITIES PURCHASE, INC.




                        EXHIBITS TO CURRENT REPORT ON
                      FORM 8-K DATED SEPTEMBER 30, 1997





                                               Commission File Number 0-19564


                                EXHIBIT INDEX



Exhibit No.    Description                                  Page
-----------    -----------                                  ----

(23)           Consents of experts and counsel:

                    (m)  Consent of KPMG Peat Marwick LLP



                                             Exhibit (23)(m)



To the Board of Directors
General Electric Capital Corporation


     We consent to incorporation by reference in the Preliminary
Prospectus Supplement for FGIC Securities Purchase, Inc. relating to the $35,000,000 principal amount plus interest Liquidity Facility in support of Easton Area School District Northampton and Bucks Counties, Pennsylvania General Obligation Bonds, Series of 1997 (the "Preliminary Prospectus Supplement") of our report dated February 7, 1997 relating to the statement of financial position of General Electric Capital Corporation and consolidated affiliates as of December 31, 1996 and 1995 and the related statements of current and retained earnings and cash flows for each of the years in the three-year period ended December 31, 1996, and related schedule which report appears in the December 31, 1996 Annual Report on Form 10-K of General Electric Capital Corporation.


     We also consent to the reference to our firm under the heading "Experts" in the Prospectus Supplement.


                                    /s/ KPMG Peat Marwick LLP
                                   -----------------------------------
                                   KPMG Peat Marwick LLP



Stamford, Connecticut

September 25, 1997